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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our reports dated March 3, 2006, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of W-H Energy Services, Inc. on Form 10-K/A for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Houston, Texas
May 31, 2006